UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2014

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 140 Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2014, Identiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC (the “Underwriter”) relating to the public offering (the “Public Offering”) of 2,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $15.00 per share (the “Offering Price”), less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter a 30-day option to purchase up to an additional 300,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Common Stock in the Public Offering, after deducting the Underwriters’ discount and commission and other estimated offering expenses payable by the Company, are expected to be approximately $27.3 million, assuming no exercise by the Underwriter of its over-allotment option, or $31.5 million if the Underwriter exercises its over-allotment option in full. The Public Offering is expected to close on September 16, 2014, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus supplement dated September 11, 2014 and an accompanying base prospectus dated May 14, 2014, and pursuant to our Registration Statement on Form S-3 (Registration No 333–195702) declared effective by the SEC on May 14, 2014.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including the liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company has entered into an agreement with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding our expectations regarding the completion and anticipated proceeds of the Public Offering. Words such as “estimated,” “expected” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties related to the satisfaction of the conditions to the closing of the Public Offering. Risk factors related to us and our business are discussed under “Risk Factors” and elsewhere in the prospectus supplement dated September 11, 2014 with respect to the offering described above, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 8.01	Other Events

On September 11, 2014, the Company issued a press release announcing the pricing of the offer and sale of its common stock in a underwritten public offering in the United States as described in Item 1.01 of this Report. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the shares issued pursuant to the Public Offering is filed here with as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 11, 2014

5.1	Opinion of DLA Piper LLP

23.1	Consent of DLA Piper LLP (contained in the legal opinion filed herewith as Exhibit 5.1)

99.1	Press release dated September 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

September 11, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 11, 2014

5.1	Opinion of DLA Piper LLP

23.1	Consent of DLA Piper LLP (contained in the legal opinions filed herewith as Exhibit 5.1).

99.1	Press release dated September 11, 2014